Exhibit 3.1

ROSS MILLER
Secretary of State                                        Document Number
206 North Carson Street                                   20120660712-67
Carson City, Nevada 89701-4298                            Filing Date and Time
(775) 684-5708                                            09/26/2012 1:30 PM
Website: www.nvsos.gov                                    Entity Number
                                                          E0507282012-2

                                                          Filed in the office of
    ARTICLES OF INCORPORATION                             /s/ Ross Miller
      (PURSUANT TO NRS 78)                                Ross Miller
                                                          Secretary of State
                                                          State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of
   Corporation:               Zewar Jewellery, Inc.

2. Registered Agent           [X] Commercial Registered Agent    National Registered Agents, Inc. of Nevada
   for Service of                                                Name
   Process                    [ ] Noncommercial Registered Agent      OR   [ ] Office or Position with Entity
   (check only one box)           (name and address below)                     (name and address below)

                                                                                      Nevada
                                  Address                             City                             Zip Code

                                                                                      Nevada
                                  Mailing Address                     City                             Zip Code
                                  (if different from street address)

3. Authorized Stock:
   (number of shares          Number of shares Preferred-25,000,000 PV .0001                          Number of shares
   corporation                with par value: Common-100,000,000                Par value: $.0001     without par value:
   authorized
   to issue)


4. Names & Addresses,         1. Mohsin Mulla
   of Board of                   Name
   Directors/Trustees:           Sunshine Building, Adade Faria Road   Margao, Goa,   India      403601
   (attach additional page       Street Address                        City          State       Zip Code
   if there is more than 3
   directors/trustees         2.
                                 Name

                                 Street Address                        City          State       Zip Code

5. Purpose: (optional-        The purpose of this Corporation shall be:
   see instructions)

6. Names, Address             Carol S. McMahan, Synergy Law Group, LLC              /s/ Carol S. McMahan
   and Signature of           Name                                                     Signature
   Incorporator.
   (attach additional page    730 West Randolph Street, Suite 600    Chicago      IL         60661
   if there is more than 1    Address                                  City      State      Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ Leta Singleton                                             September 26, 2012
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date
                              Leta Singleton, Asst. Sec.
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This form must be accompanied by appropriate fees.